                               FIRST AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT


         This First Amendment to Loan and Security Agreement ("First Amendment") is made effective the 30th day of August, 2001, by and among SOVEREIGN BANK (the "Bank"), a federally-chartered, SAIF-insured savings institution with offices at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610; J.M. AHLE CO., INC. (f/k/a Moro Acquisition Corp.), a Delaware corporation ("J.M. Ahle Co."); DAVID
W. and JACQUELINE J. MENARD ("Menards," together with J.M. Ahle Co. sometimes hereinafter referred to as "Borrowers"), with offices at 111 Presidential Boulevard, Suite 240, Bala Cynwyd, Pennsylvania 19004; and MORO CORPORATION, a Delaware corporation ("Guarantor").

                                   BACKGROUND

         A. Borrowers and the Bank entered into a Loan and Security Agreement dated March 31, 2000 (the "Agreement").

         B. Borrowers have requested the Bank to increase the availability under and extend the Line of Credit Facility and to make certain other changes to the credit facility and the Bank has agreed to increase the availability under and extend the Line of Credit Facility and make certain other changes to the Agreement, all as more particularly set forth in this First Amendment.

         C. The Bank and Borrowers desire to enter into this First Amendment to extend the Line of Credit Facility and make certain other changes to the Agreement pursuant to the terms hereof.

         D. The Agreement shall remain in full force and effect, without modification or amendment, except as specifically set forth below. All terms not otherwise defined herein shall have the meanings set forth in the Agreement.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the aforementioned Background which is incorporated herein by reference, and in consideration of the terms and conditions set forth herein, agree as follows:

         1. Confirmation of Existing Loans. Borrowers hereby ratify, confirm and acknowledge that the statements contained in the foregoing Background are true, accurate and correct and that the Loan Documents, as that term is defined in the Agreement, are valid, binding and in full force and effect as of the date hereof. Borrowers further acknowledge, confirm, represent and warrant that they have no defenses, set-offs, counterclaims, or challenges to or against the payment of any sums owing under the Loan Documents, or to the enforceability or validity of the terms thereof. Borrowers further acknowledge, confirm, represent and warrant that they have no claims, suits or causes of action against the Bank and hereby remise, release and forever discharge the Bank, its officers, directors, shareholders, representatives and their successors and assigns, and any of them, from any claims, causes of action, suits, or demands whatsoever in law and equity, which they have or may have from the beginning of the world to the date of this First Amendment. Neither this First Amendment nor any of the documents executed in connection herewith, is in any way intended to constitute a novation of or to the Loan Documents.

         2. Confirmation of Indebtedness. Borrowers confirm and acknowledge that the outstanding principal balance of the indebtedness as evidenced by the Loan Documents was Seven Hundred Forty Nine Thousand Dollars ($749,000.00) as of July 31, 2001.

         3. All references in the Agreement and/or any of the Loan Documents to "the Agreement" or "this Agreement" shall be understood to refer to the Loan and Security Agreement, as amended by this First Amendment, and as the same may hereafter be amended from time to time. All terms not defined herein shall have the meanings given to them in the Agreement.

         4. All references in the Agreement and/or any of the Loan Documents to "Moro Acquisition Corp." shall be understood to refer to "J.M. Ahle Co., Inc."

         5. Section 1.1 of the Agreement is hereby amended, in part, to read as follows:

         Maximum Funded Senior Debt/Tangible Capital Funds Ratio.

         "Maximum Funded Senior Debt/Tangible Capital Funds Ratio" shall mean total Debt of J.M. Ahle Co., Inc. (excluding accounting accruals, tax liabilities, trade payables and other similar liabilities) minus Subordinated Debt divided by Tangible Net Worth plus Subordinated Debt.

         6. Section 2.1 (a) of the Agreement is hereby amended to read in its entirety as follows:

                  (a) Subject to, and in accordance with, the terms and conditions of this Agreement, the Bank agrees to make advances in integral multiples of $1,000.00 (the "Advances") to J.M. Ahle Co. upon request at any time and from time to time during the period commencing on the date hereof and ending on the earlier of (i) the occurrence of an Event of Default (as defined in Section 8.1 hereof), or (ii) June 30, 2002 (the "Loan Termination Date") unless extended in writing by the Bank in its sole discretion, in an amount which in the aggregate shall not exceed the lesser of (A) the Borrowing Base, or
(B) $1,500,000.00, in all cases less the sum of the then unpaid principal amount of all previous Advances.

         7. Section 2.2(a) of the Agreement is hereby amended to read in its entirety as follows:

                  (a) payable to the order of the Bank in the face amount of One Million Five Hundred Thousand Dollars ($1,500,000.00);

         8. Section 2.2(b) of the Agreement is hereby amended to read in its entirety as follows:

                  (b) bearing interest on its unpaid principal amount of all Advances at an annual rate equal to the Prime Rate plus one-half percent (.50%). Interest shall fluctuate with changes in the Prime Rate, shall be computed on the actual number of days elapsed on the basis of a 360-day year and shall be payable monthly on the first day of each month;

         9. Section 2.2(c) of the Agreement is hereby amended to read in its entirety as follows:

                  (c) payable as to interest monthly in arrears on the first day of each calendar month commencing September 1, 2001 through and including the first day of which:

                           (i) the Line of Credit shall have been terminated,
and

                           (ii) J.M. Ahle Co. shall have repaid in full the Line
of Credit (its being understood that interest shall again accrue upon any subsequent borrowing under this Line of Credit);

         10. Representations and Warranties. Borrowers hereby represent and warrant that, as of the date hereof:

                  (a) Borrowers have the authority and have taken all action necessary to enter into this First Amendment;

                  (b) The representations and warranties of Borrowers set forth in Article 4 of the Agreement are true and correct as of the date of this First Amendment as if made on the date hereof; and

                  (c) As of the date of this First Amendment there does not exist any Event of Default under the Agreement nor does there exist any event which with the passage of time, the giving of notice, or both, would constitute an Event of Default under the Agreement.

         11. Certificate(s) of Insurance. Certificate(s) of insurance evidencing that Borrowers are in compliance with Section 6.10 of the Agreement as of the date hereof shall be presented to the Bank prior to or concurrently with the signing of this First Amendment.

         12. Expenses. Borrowers agrees to reimburse the Bank for its out-of-pocket expenses, including but not limited to attorney's fees and other costs of preparation and filing concerning this First Amendment and other documents as required by law or deemed necessary by Bank, including but not limited to the cost of all lien searches deemed necessary by the Bank. Such costs and expenses shall be paid simultaneously with the execution of this First Amendment and all such expenses hereafter incurred shall be paid within fifteen
(15) days after notice by the Bank.

         13. Additional Events of Default. Without limiting the generality of the terms and conditions of the Agreement or this First Amendment, the occurrence of any one or more of the following events shall constitute additional Events of Default under the Agreement:

                  (a) The failure of either Borrower to duly perform or observe any obligation, covenant or agreement set forth in this First Amendment;

                  (b) Any representation or warranty of either Borrower set forth herein is discovered to be materially untrue as of the date of this First Amendment, or any statement, certificate or data furnished by Borrowers to the Bank heretofore is discovered to be materially untrue as of the date as of which the facts therein set forth were stated or certified to be true.

         14. Inconsistencies and Integration. All of the terms, conditions and covenants, to the extent not expressly inconsistent with those set forth herein, of the Agreement or other Loan Documents are incorporated herein by reference and shall remain in full force and effect unaffected or unaltered by the terms of this First Amendment. To the extent there is any inconsistency with the terms of this First Amendment and any of the other Loan Documents, the terms of this First Amendment shall control.

         15. Miscellaneous.

                  (a) Further Assurances. From time to time Borrowers shall execute and deliver to the Bank such additional documents and will provide such additional information as the Bank may reasonably request to carry out the intent of this First Amendment.

                  (b) Governing Law. This First Amendment, and the rights and obligations of the parties under this First Amendment, shall be governed by, and construed and interpreted in accordance with, the domestic, internal laws, but not the law of conflicts of law, of the Commonwealth of Pennsylvania.

                  (c) Binding Effect and Assignment. This First Amendment shall inure to the benefit of, and shall be binding upon, the respective successors, heirs and assigns of the parties hereto. Neither Borrower shall assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the Bank.

                  (d) Severability. If any provision of this First Amendment shall be invalid under applicable laws, such invalidity shall not affect any other provision of this First Amendment that can be given effect without the invalid provision, and to this end, the provisions hereof are severable.

                  (e) Counterparts and Headings. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]
constitute but one and the same instrument. Section headings contained herein are for convenience of reference only and shall in no way affect or be used to construe or interpret this First Amendment.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Loan and Security Agreement as of the day and year first above written.

                                  BORROWERS:
                                  J.M. AHLE CO. CORP. (f/k/a Moro
                                  AcquisitionCorp.)

                                  By: /s/ David W. Menard
                                     ------------------------------------------
                                            David W. Menard, President

                                  /s/ David W. Menard
                                  ---------------------------------------------
                                  David W. Menard, individually, on a joint and several basis with Jacqueline J. Menard

                                  /s/ Jacqueline J. Menard
                                  ---------------------------------------------
                                  Jacqueline J. Menard, individually, on a
                                  joint and several basis with David W. Menard

                                  SOVEREIGN BANK


                                  By:/s/ Michael J. Hassett
                                     ------------------------------------------
                                     Michael J. Hassett, Vice President

         The undersigned, Moro Corporation, surety to the Bank with respect to all obligations of Borrowers to the Bank, has read the above First Amendment to Loan and Security Agreement, understands the terms and conditions thereof and the effect of said First Amendment on Borrowers and on itself as surety to the Bank and hereby consents to the execution and delivery of the foregoing First Amendment to Loan and Security Agreement by Borrowers to the Bank and further agrees that its guaranty and suretyship of all obligations of Borrowers to the Bank shall remain in full force and effect undiminished by the foregoing First Amendment to Loan and Security Agreement.

         The undersigned further acknowledges, agrees, confirms and certifies that the Surety Agreement to which it is a party remains in full force and effect, enforceable in accordance with its terms and that it has no defenses, set-offs or counterclaims to the Bank's full enforcement of the terms of said agreement.

                                            MORO CORPORATION


                                            By: /s/ David W. Menard
                                               --------------------------------
                                                  David W. Menard, President